Exhibit 5.1

E: lou@bevilacquapllc.com

T: 202.869.0888

W: bevilacquapllc.com

February 5, 2024

Signing Day Sports, Inc.

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

Re: Securities Being Registered Under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Signing Day Sports, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1, as amended (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of the offer and resale of (i) 661,102 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), issued to the selling stockholder named in the Registration Statement (the “Selling Stockholder”) on January 26, 2024 (the “Commitment Shares”), and (ii) up to 4,000,000 shares of Common Stock to be sold by the Selling Stockholder (the “Purchase Shares”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)	the Registration Statement;
(b)	the Common Stock Purchase Agreement, dated January 5, 2024, between Signing Day Sports, Inc. and the Selling Stockholder, filed as Exhibit 10.32 to the Registration Statement (the “Purchase Agreement”);
(c)	the Registration Rights Agreement, dated January 5, 2024, between Signing Day Sports, Inc. and the Selling Stockholder, filed as Exhibit 10.33 to the Registration Statement;
(d)	the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement;
(e)	the Second Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement; and
(f)	Amendment No. 1 to the Second Amended and Restated Bylaws of Signing Day Sports, Inc., filed as Exhibit 3.3 to the Registration Statement.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed (i) the legal capacity of all natural persons executing documents, (ii) the genuineness of all signatures, (iii) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original documents submitted to us as certified, conformed or reproduced copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity and that the Registration Statement will be declared effective by the Commission. In our examination of documents, we have assumed that the parties thereto (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and the due authorization of all parties other than the Company by all requisite action, corporate or other, the execution and delivery by all parties other than the Company of the documents, and the validity and binding effect thereof on such parties other than the Company.

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG. 2

February 5, 2024

Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that:

1.	The Commitment Shares are duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

2.	The Purchase Shares have been duly authorized by all necessary corporate action of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Purchase Agreement, the Purchase Shares will be validly issued, fully paid and non-assessable.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion expressed herein is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion with respect to the applicability to, or the effect on, the subject transactions of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies. The opinion expressed herein is based upon the law of the State of New York and the General Corporation Law of the State of Delaware in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ BEVILACQUA PLLC